UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 4, 2022
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TaskUs, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40482	83-1586636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1650 Independence Drive, Suite 100
New Braunfels, Texas 78132
(Address of Principal Executive Offices) (Zip Code)
(888) 400-8275
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	TASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2022, the Board of Directors (the “Board”) of TaskUs, Inc. (the “Company”), upon the recommendation of its Nominating and ESG Committee, appointed Michelle Gonzalez and Jill A. Greenthal as directors, effective April 1, 2022. Ms. Gonzalez will serve as a Class II director until the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualified, and Ms. Greenthal will serve as a Class III director until the Company’s 2024 annual meeting of stockholders and until her successor is duly elected and qualified.

The Board has affirmatively determined that Ms. Gonzalez and Ms. Greenthal are each independent under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under all applicable standards of the Nasdaq Stock Market LLC, including with respect to committee service. The Board has also determined that Ms. Gonzalez and Ms. Greenthal are each independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Gonzalez will serve on the Board’s Audit Committee and Compensation Committee, and Ms. Greenthal will serve on the Board’s Audit Committee and Nominating and ESG Committee.

Neither Ms. Gonzalez nor Ms. Greenthal have any arrangements or understandings with any other person pursuant to which she was selected as a director, and no family relationship with any director or executive officer of the Company.

Ms. Gonzalez and Ms. Greenthal have had no direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Gonzalez and Ms. Greenthal will participate in the director compensation and benefit programs described under “Director Compensation Actions in 2021” in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 18, 2021, including (i) an annual cash retainer of $50,000; (ii) an annual equity grant having a fair market value on the grant date of $165,000; (iii) an at-election equity grant having a fair market value on the grant date of $250,000; and (iv) applicable annual cash retainers of $10,000 for service as a member of the Audit Committee, $7,500 for service on the Compensation Committee and $5,000 for service on the Nominating and ESG Committee. Upon joining the Board, Ms. Gonzalez and Ms. Greenthal will each receive a pro rata portion of the of the annual equity grant and Board and applicable committee retainers for the 2021-2022 Board service year.

In connection with the appointment of Ms. Gonzalez and Ms. Greenthal to the Board, the Board has increased the size of the Board from seven to nine directors, effective April 1, 2022.

Item 7.01 Regulation FD Disclosure.

On March 9, 2022, the Company issued a press release announcing Ms. Gonzalez’s and Ms. Greenthal’s appointment to the Board. The press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of TaskUs, Inc., dated March 9, 2022 announcing new board members.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKUS, INC.

	By:	/s/ Balaji Sekar
Name: Balaji Sekar
Title: Chief Financial Officer

Date: March 9, 2022